Exhibit 10.10(a)

HORACE MANN SERVICE CORPORATION

EXECUTIVE CHANGE IN CONTROL PLAN

SCHEDULE A PARTICIPANTS

Note: The effective date of entry shall be subject to Section 4.2(a)

NAME OR TITLE		EFFECTIVE DATE OF
PARTICIPATION*

TIER I PARTICIPANTS
President and CEO		May 16, 2013

TIER II PARTICIPANTS
EVP, Life & Retirement		February 15, 2012
EVP, Property & Casualty		July 1, 2015
SVP and Controller/Acting CFO		**

TIER III PARTICIPANTS
SVP, Field Operations and Distribution		August 13, 2015***

*Subject to acceptance within 30 days of effective date of participation.

**Subject to Section 4.2(b) of the Plan.

*** On April 13, 2017, the Company announced that Kelly Stacy, head of field operations, is leaving the Company effective April 21, 2017. Mr. Stacy’s current responsibilities will be absorbed by existing members of the management team.

Last updated: January 30, 2017